Exhibit 23.2
                                  ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 24, 2000 relating to the financial statements as of January 31, 2000 and for each of the two years in the period ended January 31, 2000, which appears in Aphton Corporation's Annual Report on Form 10-K/A for the year ended January 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                            /s/ PricewaterhouseCoopers LLP


Honolulu, Hawaii
January 10, 2002